UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2005

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 14, 2005, Enesco Group, Inc. signed a commitment letter with LaSalle Business Credit, LLC to arrange a new $75 million senior secured credit facility. If entered into, the new credit facility with LaSalle will have a term of five years and will replace the Company’s existing credit facility with Bank of America, as successor to Fleet National Bank, and LaSalle Bank. As the Administrative Agent, LaSalle expects to form a syndicate of financial institutions to participate in the new credit facility. The commitment letter contains a number of conditions that must be satisfied in order for the facility to be closed, including the Company having a minimum availability of at least $10 million at the time of closing; the lender’s completion of its final due diligence with respect to the Company and its subsidiaries; the negotiation and execution of a definitive credit agreement; there being no material adverse change in the Company’s business, assets, liabilities, properties, condition (financial or otherwise); results of operations or prospects of the Company and it subsidiaries since December 31, 2004; there being no material disruption or material adverse change in financial, banking or capital markets generally affecting credit facilities; and various appraisals, as well as other standard and customary conditions. Enesco must close on the new credit facility on or before January 31, 2006.

Enesco currently is negotiating an extension of the maturity under its current credit facility through January 1, 2007.

The press release announcing the commitment letter with LaSalle Business Credit and negotiations to extend the maturity under its current credit facility is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated December 14, 2005, the commitment letter with LaSalle Business Credit and negotiations to extend the maturity under its current credit facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

December 14, 2005	By:	/s/ Cynthia Passmore-McLaughlin

Name: Cynthia Passmore-McLaughlin
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 14, 2005, the commitment letter with LaSalle Business Credit and negotiations to extend the maturity under its current credit facility.